UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

March 21, 2022

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices)

(888) 722-7871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events

This filing amends Item 8.01 of the Current Report on Form 8-K of Okta, Inc. (the “Company”) filed on March 25, 2022 (the “Prior 8-K”).

The Company has concluded its investigation into the January 2022 compromise of its third-party vendor. The Company is now able to conclude that the impact of the incident was significantly less than the maximum potential impact that the Company initially shared in the Prior 8-K. The Company continues to not consider the incident to be material. The final forensic report of the cybersecurity firm the Company engaged concluded that:

•	The threat actor actively controlled a single workstation used by a third-party vendor’s support engineer, with access to Company resources.

•	Such control lasted for 25 consecutive minutes on January 21, 2022.

•

During that limited window of time, the threat actor accessed two active customer tenants within the SuperUser application and viewed limited additional information in certain other applications like Slack and Jira that cannot be used to perform actions in Company customer tenants.

•	The threat actor was unable to successfully perform any configuration changes, multi-factor authentication or password resets, or customer support “impersonation” events.

•	The threat actor was unable to authenticate directly to any Company accounts.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of April, 2022.

Okta, Inc.

By:	/s/ Jonathan T. Runyan
Name	Jonathan T. Runyan
Title:	General Counsel and Corporate Secretary